Exhibit 5.1

The Directors
Vodafone Group plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN

March 11, 2008

Ladies and Gentlemen:

Vodafone Group plc (the “Issuer”)

Registration Statement on Form S-8 in respect of ordinary shares (the “Shares”)

1.	This opinion is given in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on March 11, 2008 relating to the registration under the United States Securities Act of 1933 (the “Securities Act”) of the Shares to be issued under the Vodafone Global Incentive Plan (the “Plan”).

2.	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular I express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3.	I have examined such corporate records and other documents, including the Registration Statement, and reviewed such matters of law as I have deemed necessary or appropriate for the purpose of giving this opinion.

4.	On the basis of, and subject to, the foregoing, I am of the opinion that:

4.1	The Issuer is a public limited company duly incorporated in England and Wales under the Companies Act 1985.

4.2	When the Shares are issued and delivered pursuant to and in accordance with the Plan and in conformity with the Issuer’s Memorandum and Articles of Association and so as not to violate any applicable law, such Shares will be validly issued and fully paid and non-assessable (i.e., no further contributions in respect of such Shares when issued as contemplated in the Plan will be required to be made to the Issuer by the holders thereof, by reason solely of their being such holders).

5.	This opinion is given on the basis of English law in force as at the date of this opinion.

6.	This opinion is addressed to you in connection with the filing of the Registration Statement. Except as provided in paragraph 7 below, it is not to be transmitted to anyone else for any purpose or quoted or referred to in any public document or filed with anyone without my express consent.

7.	I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

Stephen R. Scott